Symetra Life Insurance Company
				[Home Office: 777 108th Avenue NE, Suite 1200
[Symetra Financial Logo]	| Bellevue, WA 98004-5135]
				[Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388]
				| [www.symetra.com]

-------------------------------------------------------------------------------
                     [Symetra True Variable Annuity]

This is a legal Contract between the Owner(s) (referred to in the Contract as "you" and "your" and "Owner") and Symetra Life Insurance Company (referred to in the Contract as "Symetra Life", "our", "us", and "we"). Symetra Life is a stock company with its Home Office in Bellevue, Washington.

The Contract is issued in consideration of the application and payment of the initial Purchase Payment. Symetra Life will make Annuity Payments to the Payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of the Contract. Symetra Life has executed and attested the Contract as of the Contract Date at our Home Office in Bellevue, Washington.

If you have questions, comments, or complaints, please contact Symetra Life at [1-800-796-3872].

                              IMPORTANT

YOU HAVE PURCHASED AN ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

                          RIGHT TO EXAMINE
			  ----------------
YOU HAVE THE RIGHT TO EXAMINE THE CONTRACT. YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH WHOM IT WAS PURCHASED, WITHIN TEN DAYS FROM THE DATE YOU RECEIVE IT. IF THIS CONTRACT IS A REPLACEMENT OF ANOTHER INSURANCE OR ANNUITY CONTRACT, YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH WHOM IT WAS PURCHASED, WITHIN THIRTY DAYS FROM THE DATE YOU RECEIVED IT. WHEN WE RECEIVE THE CONTRACT, WE WILL REFUND THE CONTRACT VALUE PLUS ANY FEES OR CHARGES DEDUCTED UNDER THE CONTRACT.


           INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                     WITH PREPAID ANNUITY OPTION
                         NON-PARTICIPATING

CONTRACT VALUES AND BENEFITS BASED ON THE PERFORMANCE OF ANY SEPARATE ACCOUNT ASSETS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE WITH INVESTMENT EXPERIENCE.

Signed for Symetra Life Insurance Company by:



[/s/Daniel R. Guilbert]			[/s/Thomas M Marra]
[Daniel R. Guilbert]			[Thomas M. Marra]
[Executive Vice President]		President


			CONTRACT DATA PAGE

PRODUCT:	[Symetra True Variable Annuity]

OWNER:	[John Doe]				[JOINT OWNER:[Jane Doe]
Address:[1234 Main St.]				Address:[1234 Main St.]
	[Any City, ST 99999-9999]			[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
	Age:	[35]	Sex:	[Male]			Age:	[35]	Sex:	[Female]

ANNUITANT:	[John Doe]			[JOINT ANNUITANT:[Jane Doe]
	Address:[1234 Main St.]			Address:[1234 Main St.]
		[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]		Date of Birth:	[2/01/1970]
	Age:	[35]	Sex:	[Male]		Age:	[35]	Sex:	[Female]

CONTRACT NUMBER: [LP12345678]

CONTRACT DATE: [5/01/2005]

MAXIMUM ISSUE AGE: [85]. The Contract Date must be prior to the Owner's and
Annuitant's (including any joint Owner's and joint Annuitant's) [86th] birthday.

PURCHASE PAYMENTS

	INITIAL PURCHASE PAYMENT: [$50,000]

	MINIMUM INITIAL PURCHASE PAYMENT: [$25,000]

	MAXIMUM PURCHASE PAYMENTS: [$2,000,000]

	MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250] if made electronically
	[$1,000] if made by check.

ANNUITIZATION

	ANNUITY DATE: Before [1/01/2066]

	MINIMUM ANNUITY PAYMENT: [$250]

	ANNUITIZATION AGE: [95]. Annuity Payments may begin prior to the Annuitant's (including any joint Annuitant's) [96th] birthday.

	MAXIMUM ANNUITIZATION AGE: [101]

WITHDRAWALS
	MINIMUM SUB-ACCOUNT VALUE FOLLOWING WITHDRAWAL: [$500]

	MINIMUM CONTRACT VALUE FOLLOWING WITHDRAWAL: [$2,000]

TRANSFERS

	MINIMUM TRANSFER AMOUNT: [$500]

	MINIMUM SUB-ACCOUNT VALUE FOLLOWING TRANSFER: [$500]

CHARGES AND FEES

	DAILY CHARGES

MORTALITY AND EXPENSE RISK CHARGE:

	Standard Sub-accounts		[.60%] deducted daily from the net
					asset value
	Prepaid Annuity Sub-accounts	[.60%] deducted daily from the net
					asset value

SUB-ACCOUNT FUND FACILITATION FEE: Up to a maximum of [0.15%] deducted daily from the net asset value. We may charge a Sub-account fund facilitation fee
(subject to the maximum) for Contract Value invested in any Sub-accounts made available under this Contract. The current Sub-account fund facilitation fee that is in effect on the Contract Date is shown in the Sub-account section below. After the Contract Date, the Sub-account fund facilitation fee can be changed at any time for any Sub-accounts offered under this Contract, subject to the maximum. We will notify you if we change the Sub-account fund facilitation fee.

TRANSFER CHARGE: [$25] for each transfer in excess of [25] free transfers per Contract Year.

PREMIUM TAXES: [0.0%]

SEPARATE ACCOUNT: Symetra Resource Variable Account B

SUB-ACCOUNTS

	STANDARD SUB-ACCOUNTS

		   		    SUB-ACCOUNT 				   	    SUB-ACCOUNT
					FUND 							FUND
		   		     FACILITATION 				   	    FACILITATION
SUB-ACCOUNTS				FEE		SUB-ACCOUNTS				 FEE
-------------------------------------------------------------------------------------------------------
[Dreyfus VIF - Appreciation Portfolio	[0.00%	[Templeton Foreign Securities Fund		[0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund[registered 	0.00%	Templeton Global Bond Securities Fund		0.00%
trademark symbol] Portfolio
-------------------------------------------------------------------------------------------------------
Fidelity VIP Energy Portfolio		0.00%	Vanguard VA Balanced (wellington subadvised)	0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Financial Services 	0.00%	Vanguard VA Capital Growth (primecap 		0.00%
Portfolio					subadvised)
-------------------------------------------------------------------------------------------------------
Fidelity VIP Healthcare Portfolio	0.00%	Vanguard VA Equity Index			0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Portfolio	0.00%	Vanguard VP Equity Income			0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio		0.00%	Vanguard VIF - High Yield Bond Portfolio	0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio		0.00%	Vanguard VIF - International Portfolio		0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Real Estate Portfolio	0.00%	Vanguard VA Money Market			0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Strategic Income Portfolio	0.00%	Vanguard VIF - REIT Index Portfolio		0.00%
-------------------------------------------------------------------------------------------------------
Fidelity VIP Technology Portfolio	0.00%	Vanguard VA Short Term Investment Grade		0.00%
-------------------------------------------------------------------------------------------------------
Franklin Rising Dividends Fund		0.00%	Vanguard VIF - Total Bond Market Index 		0.00%
						Portfolio
-------------------------------------------------------------------------------------------------------
Franklin Strategic Income Fund		0.00%	Vanguard VIF - Total Stock Market Index 	0.00%
						Portfolio
-------------------------------------------------------------------------------------------------------
Franklin U.S. Government Fund		0.00%	Vanguard VIF - Mid-Cap Index Portfolio		0.00%
-------------------------------------------------------------------------------------------------------
Templeton Developing Markets 		0.00%]	Vanguard VA Balanced (wellington subadvised)]	0.00%]
Securities Fund]
-------------------------------------------------------------------------------------------------------

PREPAID ANNUITY SUB-ACCOUNTS
				     SUB-ACCOUNT					    SUB-ACCOUNT
					 FUND							FUND
				    FACILITATION					    FACILITATION
SUB-ACCOUNTS	  			 FEE	SUB-ACCOUNTS	  				FEE
-------------------------------------------------------------------------------------------------------
[Symetra Pension Reserve Fund - 	[0.00%	]Symetra Pension Reserve Fund - 		[0.00%
2016 (b. 1942-1947) 				2016 (b. 1953-1957)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%
2020 (b. 1942-1947)				2020 (b. 1953-1957)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%
2024 (b. 1942-1947)				2024 (b. 1953-1957)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%
2016 (b. 1948-1952)				2028 (b. 1953-1957)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%
2020 (b. 1948-1952)				2020 (b. 1958-1962)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%
2024 (b. 1948-1952)				2024 (b. 1958-1962)
-------------------------------------------------------------------------------------------------------
Symetra Pension Reserve Fund - 		0.00%	Symetra Pension Reserve Fund - 			0.00%]
2028 (b. 1948-1952)				2028 (b. 1958-1962)
-------------------------------------------------------------------------------------------------------


DELIVERED IN THE STATE OF [Any State]
STATE INSURANCE DEPARTMENT TELEPHONE NUMBER: [XXX-XXX-XXXX]

Home Office:	  			Administrative Office:			Contract Maintenance Office
Symetra Life Insurance Company 	  	Symetra Life Insurance Company		Symetra Life Insurance Company
Retirement Services
[777 108th Ave. NE, Suite 1200	  	[P.O. Box 758568			[P. O. Box 758545
Bellevue, Washington  98004]	 	Topeka, KS  66675]			Topeka, KS  66675]

Telephone:  [1-800-796-3872]
Fax:  [1-866-532-1356]

===============================================================================
                               TABLE OF CONTENTS
===============================================================================
DEFINITIONS								4
	Accumulation Phase						4
	Accumulation Unit						4
	Administrative Office						4
	Annuitant							4
	Annuity Date							4
	Annuity Payments						4
	Beneficiary							4
	Business Day							4
	Contract							4
	Contract Date							4
	Contract Maintenance Office					4
	Contract Value							4
	Contract Year							4
	General Account							4
	Good Order							4
	Income Payment Start						4
	Date								4
	Income Phase							4
	Internal Revenue Code (the "Code")				4
	Owner								5
	Payee								5
	Portfolio							5
	Portfolio Termination Date					5
	Prepaid Annuity Portfolio					5
	Prepaid Annuity  Sub-account					5
	Purchase Payment						5
	Separate Account						5
	Standard Sub-account						5
	Sub-account							5
	Valuation Period						5
THE ANNUITY CONTRACT							5
	ABOUT THE CONTRACT						5
	OWNER								5
	ANNUITANT							5
	BENEFICIARY							6
PURCHASE PAYMENT PROVISIONS						6
	PURCHASE PAYMENTS						6
	ALLOCATION OF PURCHASE PAYMENT					6
SUB-ACCOUNT PROVISIONS							6
	SUB-ACCOUNTS							6
	SUBSTITUTION OF SHARES						6
	ACCUMULATION UNITS						7
	NET INVESTMENT FACTOR						7
	CONTRACT VALUE							7
WITHDRAWAL PROVISIONS							8
	WITHDRAWALS							8
	SURRENDERING THE CONTRACT					8
TRANSFER PROVISIONS							8
	TRANSFERS							8
	TRANSFER REQUESTS						8
	TRANSFER LIMITS							8
CHARGES									9
	DAILY CHARGES							9
		Mortality And Expense Risk Charge			9
		Sub-Account Fund Facilitation Fee			9
	TRANSFER CHARGE							9
	REDEMPTION FEES							9
ANNUITY PAYMENTS							9
	ANNUITIZATION AGE						9
	INCOME PHASE							9
	PARTIAL ANNUITIZATION						9
	BASIC ANNUITY OPTIONS						9
		Annuity Payments					10
		Life Annuity						10
		Life Annuity With Guaranteed Period			10
		Joint And Survivor Life Annuity				10
		Joint And Survivor Life Annuity With Guaranteed Period	10
		Period Certain						10
		Default Annuity Option					10
	PREPAID ANNUITY OPTION						10
		Portfolio Termination Date				11
		Proof Of Age						11
		Availability						12
DEATH BENEFIT								12
	DEATH BENEFIT PROVISIONS					12
	DEATH BENEFIT							12
	DEATH BENEFIT PAYMENT AMOUNT					12
	DEATH OF ANNUITANT PRIOR TO THE ANNUITY DATE			12
	DEATH OF OWNER PRIOR TO THE ANNUITY DATE			12
	DEATH OF ANNUITANT ON OR AFTER THE ANNUITY DATE			12
	DEATH OF OWNER ON OR AFTER THE ANNUITY DATE			13
GENERAL PROVISIONS							13
	ASSIGNMENT							13
	COMMUNICATIONS							13
	CONFORMITY WITH INTERSTATE INSURANCE PRODUCT REGULATION
         COMMISSION STANDARDS						13
	CONTRACT AMENDMENTS						13
	ENTIRE CONTRACT							13
	ESSENTIAL DATA							13
	EVIDENCE OF SURVIVAL						13
	INCOME OR OTHER TAXES						13
		Additional Tax Information				14
	INCONTESTABILITY						14
	JURISDICTION							14
	MINIMUM VALUES							14
	MISSTATEMENT OF AGE OR SEX					14
	NONPARTICIPATION						14
	REPORTS								14
	SEPARATE ACCOUNT						14
	SUSPENSION OF BENEFIT PAYMENTS, WITHDRAWALS, OR TRANSFERS	15
	TERMINATION OF CONTRACT						15
	VOTING RIGHTS							15
ANNUITY OPTIONS PURCHASE RATE TABLE					16

DEFINITIONS

Accumulation 	The period between the Contract Date, shown on the
Phase		Contract Data Page, and the Annuity Date.

Accumulation	A measurement used to calculate the value of a
 Unit		Sub-account during the Accumulation Phase.

Administrative 	The Symetra Life address, shown on the Contract Data
Office		Page, to which all applications that are accompanied
		by an initial Purchase Payment, and all subsequent Purchase Payments should be mailed.

Annuitant	The natural person(s) on whose life/lives Annuity
		Payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

Annuity Date	The date Annuity Payments begin under an annuity
		option. Any reference to Annuity Date includes Income
		Payment Start Date.

Annuity  	A series of periodic payments under the Contract that
Payments	begins on the Annuity Date and continues for a
		specified period of time.

Beneficiary	The person(s), or entity(s),  named by the Owner(s) to
		receive any benefits upon the death of the Owner(s) under this Contract.

Business Day	Any day on which the New York Stock Exchange ("NYSE")
		is open for trading. A Business Day generally ends at 4:00pm Eastern Standard Time or the closing of trading on the NYSE, if earlier.

Contract	This individual flexible premium deferred variable
		annuity.

Contract Date	The first Business Day the Contract is in force and
		the date from which we measure the Contract Years.
		The Contract Date is shown on the Contract Data Page.

Contract  	The Symetra Life address, shown on the Contract Data
Maintenance	Page, to which all written communications, including
Office		applications that are not accompanied by an initial
		Purchase Payment, general correspondence, and other transactional inquiries should be mailed.

Contract Value	The sum of the values of the Sub-accounts attributable
		to the Contract that have not been applied to provide
		Annuity Payments.

Contract Year	A 12-month period starting on the Contract Date or on
		an anniversary of that date.

General Account	All assets of Symetra Life other than those allocated
		to the Separate Account or any other Symetra Life separate account.

Good Order	An instruction that we receive that is accompanied by
		all necessary information and supporting legal documentation necessary to effect the transaction.

Income Payment  The date Annuity Payments begin under the prepaid
Start Date	annuity option. The date will not be more than 60
		calendar days after the Portfolio Termination Date. If that date, or any anniversary of that date, is a non-Business Day, the Annuity Payment will be made on the next Business Day.

Income Phase	The period beginning on the Annuity Date during which
		the Payee receives Annuity Payments.

Internal Revenue The Internal Revenue Code of 1986, as amended or
Code 		revised.
(the "Code")

Owner		The person(s) or entity named on the Contract
		application. The Owner has all the ownership rights under this Contract. If there are joint Owners, the signatures of both Owners are needed to exercise rights under the Contract.

Payee		The person or persons designated by you to receive
		Annuity Payments. You are the Payee unless you designate someone else as the Payee.

Portfolio	A series of a registered open-end management investment
		company in which the corresponding Sub-account invests.

Portfolio  	The date specified by a Prepaid Annuity Portfolio as
Termination	its scheduled termination date.
Date
Prepaid Annuity A Portfolio in which a Prepaid Annuity Sub-account
Portfolio	invests.

Prepaid Annuity A Sub-account identified by us in which you must be
Sub-account	invested in order to choose the prepaid annuity option.

Purchase 	An amount paid to us under the Contract less any
Payment		applicable taxes due at the time this payment is made.

Separate 	Symetra Resource Variable Account B, a segregated
Account		asset account established under Washington law.

Standard Sub-	A Sub-account that is not a Prepaid Annuity Sub-account.
account

Sub-account	A division of the Separate Account for which the
		Accumulation Units are separately maintained. Each
		Sub-account invests exclusively in a particular
		Portfolio. All references to Sub-account include the Prepaid Annuity Sub-account.

Valuation 	The period that starts at the close of regular trading
Period		on the NYSE on any Business Day and ends at the close
		of regular trading on the next succeeding Business Day.
===============================================================================
                             THE ANNUITY CONTRACT
===============================================================================
ABOUT THE 	The Contract is an agreement between Symetra Life and
CONTRACT	you, the Owner, where we promise to pay the Payee an
		income in the form of Annuity Payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation
		Phase. Once you begin receiving Annuity Payments, your Contract is in the Income Phase.

OWNER		On the Contract Date, the Owner's(s) age must not
		exceed the maximum issue age as shown on the Contract Data Page. An Owner who is a non-natural Owner (for example, a corporation or a trust) may not name a joint Owner. Only two Owners are allowed per Contract.

		You may change the Owner by sending us a signed and dated request in Good Order. If you designate someone else as the Owner, that person must not have exceeded the maximum issue age as of the Contract Date. Any changes in Owner designation, unless otherwise specified by the Owner, shall take effect on the date the notice of change is signed by the Owner, subject to any payments made or actions taken by us prior to receipt of this notice.

ANNUITANT	The Annuitant(s) is/are the person(s) on whose
		life/lives Annuity Payments are based and is shown on the Contract Data Page. You are the Annuitant unless you designate someone else before the Annuity Date.
		You may change the Annuitant by sending us a signed and dated request in Good Order. If you designate someone else as Annuitant, that person must not have exceeded the maximum issue age as of the Contract Date, and must not have exceeded the maximum annuitization age on the latest Annuity Date that is permitted, as shown on the Contract Data Page, when Annuity Payments begin. Only two Annuitants are allowed per Contract.
		Any changes in Annuitant designation shall take effect on the date the notice of change is signed, subject to any payments made or actions taken by us prior to receipt of this notice.

		An Owner who is a non-natural Owner (for example, a corporation or a trust) may not change the Annuitant.

BENEFICIARY	The Beneficiary receives any death benefit payable in
		accordance with the provisions of the Contract. You
		initially name your Beneficiary(ies) on the application.
		You may change your Beneficiary designation at any
		time by sending us a signed and dated request in Good
		Order. If a Beneficiary designation is irrevocable,
		that Beneficiary must consent in writing to any change.
		Unless you specify otherwise, a change in Beneficiary
		designation is effective as of the date you signed the
		request of change, subject to any payments made or
		actions we may take prior to receipt of the request.
		A new Beneficiary designation revokes any prior
		designation. We are not responsible for the validity
		of any Beneficiary designation.
================================================================================
                            PURCHASE PAYMENT PROVISIONS
================================================================================
PURCHASE 	You purchased the Contract with the initial Purchase
PAYMENTS	Payment you paid, and the Contract became effective on
		the Contract Date as shown on the Contract Data Page.
		The initial Purchase Payment is shown on the Contract
		Data Page. During the Accumulation Phase, you may make additional Purchase Payments at any time. The minimum subsequent Purchase Payment is shown on the Contract
		Data Page. If you stop making Purchase Payments, all benefits under this Contract continue until the Contract Value is completely withdrawn.

		We reserve the right to reject any application by an Owner or Annuitant who is ineligible for the Contract, any incomplete application or any Purchase Payment that:
			-	exceeds the maximum amount shown on
				the Contract Data Page;
			-	is not in Good Order; or
			-	is otherwise contrary to law for
				Symetra Life to accept.

		All Purchase Payments must be in lawful currency of the United States and be submitted to our Administrative Office, or in a manner agreed to by us. Each Purchase Payment is subject to acceptance and approval by Symetra Life.

ALLOCATION OF  	On the Contract Date, the initial Purchase Payment,
PAYMENT		less any applicable taxes, will be allocated among
PURCHASE	Sub-accounts according to your instructions on the
		application. Unless you tell us otherwise, subsequent
		Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment
		(unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

		Once we receive the initial Purchase Payment, the
		allocation to the Sub-accounts will be effective and
		valued within two (2) Business Days after we receive
		your request in Good Order. All subsequent Purchase
		Payments and transfers will be allocated and valued
		as of the Business Day we receive your request in
		Good Order.
===============================================================================
                            SUB-ACCOUNT PROVISIONS
===============================================================================
SUB-ACCOUNTS	During the Accumulation Phase, Purchase Payments and
		transfers may be allocated to the Sub-accounts available under this Contract. We reserve the right to add, combine, restrict, or remove any Sub-accounts available under this Contract.

		Any Sub-account that may be added by us as an investment option under your Contract may, pursuant to the investment objective of the corresponding Portfolio, have periods during which investing may be restricted, have a maturity or Portfolio Termination Date, and automatically liquidate.

		The investment performance of a Sub-account may be positive or negative.

SUBSTITUTION 	If any shares of the Portfolios are no longer
OF SHARES	available, or if in our view no longer meet the
		purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange
		Commission (SEC) to the extent required by law and give you notice before doing this.

ACCUMULATION 	When Purchase Payments or transfers are made into a
UNITS		Sub-account, we credit the Contract with Accumulation
		Units. When a withdrawal or transfer of money from a Sub-account is made, Accumulation Units are liquidated.
		In either case, the increase or decrease in the number of Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit.

		We calculate the value of an Accumulation Unit for each Sub-account at the time the NYSE closes each day, which is generally 4:00pm Eastern Standard Time.
		We take the prior Business day's Accumulation Unit value and multiply it by the net investment factor for the current Business day.

NET INVESTMENT 	The net investment factor is used to measure the daily
FACTOR		change in the Accumulation Unit value for each Sub-
		account. The net investment factor for any Sub-account for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) where:

			1)	is the net asset value per share of
				the applicable Portfolio held in the
				Sub-account determined as of the end
				of the current Valuation Period plus
				the per share amount of any dividend
				or capital gain distributions made by
				the Portfolio on shares held in the
				Sub-account if the ex-dividend date
				occurs during the current Valuation
				Period;
			2)	is the net asset value per share of
				the Portfolio held in the Sub-account
				determined at the end of the prior
				Valuation Period;
			3)	is a daily factor representing the
				mortality and expense risk charge, the
				Sub-account fund facilitation fee and
				any taxes or amounts set aside as a
				reserve for taxes expressed as a
				percentage of the total net assets of
				the Sub-account adjusted for the number
				of days in the Valuation Period.

		The Accumulation Unit value will usually go up or down from Business Day to Business Day.

CONTRACT VALUE	The Contract Value is the sum of the value of the Sub-
		accounts attributable to your Contract. We calculate
		the Contract Value by:

			-	adding all Purchase Payments invested
				on your behalf;
			-	subtracting charges;
			-	subtracting the withdrawals that have
				been made;
			-	adjusting for each Sub-account's gain
				or loss;
			-	subtracting the amounts withdrawn for
				an annuity option; and
			-	subtracting the amounts withdrawn to
				pay any death benefits.

===============================================================================
                            WITHDRAWAL PROVISIONS
===============================================================================
WITHDRAWALS	At or prior to the commencement of the Income Phase, you may
		withdraw all or part of your Contract Value by sending a request to our Contract Maintenance Office. If you withdraw all of your Contract Value, all benefits under the Contract will terminate.

		A withdrawal request that would reduce any Sub-account below the minimum amount shown on the Contract Data Page will be treated as a request for a withdrawal of all of that Sub-account value.

		If a withdrawal would reduce the Contract Value below the minimum shown on the Contract Data Page, we will consider that a withdrawal of your entire Contract Value and terminate your Contract.

		Negative investment performance alone will not cause a forced withdrawal.

		Unless you tell us otherwise, withdrawals are first deducted pro-rata from your Contract Value invested in the Standard Sub-accounts. If the amount invested in the Standard Sub-account is not sufficient to cover the withdrawal request, we will take the remaining withdrawal amount from your Contract Value invested in the Prepaid Annuity Sub-accounts on a pro-rata basis.

		Once we receive your withdrawal request, withdrawals from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

		You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form(s).

SURRENDERING 	At or before the Annuity Date, you can request a full surrender
THE CONTRACT	of your Contract Value that has not been annuitized. For a
		surrender to be effective, we must receive your written
		request at our Contract Maintenance Office. All benefits,
		except any Annuity Payments being paid to you, will terminate
		as of the date we receive your surrender request in Good Order.
		Your surrender value will be equal to your Contract Value. We
		will determine your surrender value as of the Business Day we
		receive your request in Good Order.
===============================================================================
                              TRANSFER PROVISIONS
===============================================================================
TRANSFERS	During the Accumulation Phase, you may make transfers among
		the Sub-accounts. The minimum transfer amount is shown on your Contract Data Page. In each Contract Year, a specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on your Contract
		Data Page. If any transfer reduces the remaining balance in your Sub-account to less than the amount shown on your Contract
		Data Page, the entire balance of that Sub-account will be transferred.

		Transfers from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

TRANSFER 	We will accept transfer requests by signed written instruction
REQUESTS	or at our discretion, by telephone, or if available,
		electronically by the Internet. Each transfer must identify:

			-	the Contract number;
			-	the amount of the transfer; and
			-	the Sub-accounts affected.

		We will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at Symetra Life.

TRANSFER LIMITS	We may restrict or eliminate the right to make transfers to
		Sub-Accounts if such rights are executed by you, a market timing firm, or other third party authorized to initiate transfers. For example, we reserve the right to reject any transfer request if, in our judgment, the transfer is part of a pattern of transfers that may disadvantage other owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believe you are engaging in activity as described above or similar market timing activity that may hurt the rights or interests of other owners, we have the right to restrict the number of transfers you make or the manner in which you request transfers. We will provide you with at least one Business Day's advanced written notice of any transfer restrictions except when it is necessary to impose such transfer restrictions without prior notice to protect the rights or interests of our other variable annuity and life insurance contract owners, to protect the rights or interests of other Portfolio owners, or to comply with applicable federal law, rules and regulations.

===============================================================================
                                  CHARGES
===============================================================================
		The following charges may apply to your Contract:
DAILY CHARGES
Mortality And 	The mortality and expense risk charge is equal, on an
Expense Risk 	annual basis, to a percentage of the average daily net
Charge		assets of each Sub-account. The percentage is shown on
		the Contract Data Page.

Sub-Account 	The Sub-account fund facilitation fee is equal, on an
Fund 		annual basis, to a percentage of the average daily net
Facilitation 	assets invested in each of the Sub-account(s) specified
Fee		on the Contract Data Page. The percentage is shown on
		the Contract Data Page.

TRANSFER 	The transfer charge is assessed for each transfer in
CHARGE		excess of the number of free transfers allowed in a
		Contract Year. The transfer charge is deducted pro-rata from the Sub-accounts that you transfer your funds from. If you transfer the entire balance from a Sub-account, the transfer charge is deducted from the amount transferred. The transfer charge and the number of free transfers are shown on the Contract Data Page.

		Systematic transfers authorized by us as a part of an investment strategy do not count against your free transfers.

REDEMPTION 	Portfolios may have their own policies and procedures
FEES		and impose redemption fees for short-term investments
		in the Portfolios. We have the right to enforce the
		policies and procedures imposed by the Portfolios and
		deduct those redemption fees from the Contract Value.
===============================================================================
                            ANNUITY PAYMENTS
===============================================================================

ANNUITIZATION 	Generally, you must choose to receive a lump sum or
AGE		start the Income Phase for your entire Contract Value
		no later than the annuitization age shown on the Contract Data Page. We will send notice to you prior to the annuitization age and request that you verify all of the information we have on file. At this time, you may request a different annuitization age, subject to the maximum annuitization age shown on the Contract
		Data Page. Any extension of the annuitization age is subject to our approval.

INCOME PHASE	Switching to the Income Phase is irrevocable. Once Annuity
		Payments begin, you cannot switch back to the Accumulation
		Phase. You cannot add Purchase Payments, make withdrawals, change or add an Annuitant, or change the annuity option.

PARTIAL 	You may choose to apply a portion of the Contract Value to
ANNUITIZATION	an annuity option. In this situation, the Contract Value will
		be divided into two parts. The non-annuitized portion would remain in the Accumulation Phase, while the annuitized portion would be moved to the Income Phase. The amount of the Contract
		Value applied to an annuity option will be treated as a withdrawal and reduce the death benefit amount paid.

BASIC ANNUITY 	Under the basic annuity options, during the Income Phase the
OPTIONS		Payee receives monthly, quarterly, semi-annual or annual
		Annuity Payments beginning on the Annuity Date. You may start the Income Phase anytime. To start the Income Phase, you must notify us in writing at least 30 days prior to the date that Annuity Payments are to begin. Annuity Payments will be made under one of the annuity options described in this Contact or another annuity option that you request and that we agree to provide. You name the Payee when you elect an annuity option, and you may change the Payee designation at any time by writing to us. If your Contract Value is equal to or less than $2,000, or insufficient to provide a payment of $20 a month, then we may pay you in a lump sum. We reserve the right to change the payment frequency if payment amounts would be less than the minimum Annuity Payment amount shown on the Contract
		Data Page.

Annuity 	Annuity Payments will be made on a fixed basis. The dollar
Payments	amount of each Annuity Payment will not change with investment
		performance. Annuity Payments will be determined by dividing your Contract Value that has been annuitized by the amount shown on the Annuity Options Purchase Rate Table of this Contract or the current rates at that time if more favorable to you, for your age, sex (if applicable), and annuity option selected. If premium taxes are required, by state law these taxes are withdrawn before Annuity Payments are calculated.
		Any net amount you convert to an annuity option will be held in our General Account.

		Annuity Payments at the time of their commencement will not be less than those that would be provided by the application of the Contract Value, or a portion thereof, to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants.

		The following basic annuity options are available:

Life Annuity 	The Payee receives Annuity Payments as long as the Annuitant
		is living. Annuity Payments stop when the Annuitant dies.

Life Annuity 	The Payee receives Annuity Payments for the longer of the
With Guaranteed Annuitant's life or a guaranteed period as selected by you and
Period		agreed to by us. If the Annuitant dies before the end of the
		guaranteed period, the remaining payments due during the guaranteed period will be made to the Payee designated by the Owner. Annuity Payments stop the later of the date the Annuitant dies or the date the guaranteed period ends.

Joint And 	The Payee receives Annuity Payments as long as either Annuitant
Survivor Life 	is living. After either Annuitant dies, the Payee receives a
Annuity		specified percentage of each Annuity Payment as long as the
		other Annuitant is living. You name the joint Annuitant, Payee and payment percentages at the time you elect this option.
		Annuity Payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

Joint And 	The Payee receives Annuity Payments as long as either Annuitant
Survivor Life 	is living. The full Annuity Payment will be paid until the
Annuity With 	later of the end of the guaranteed period and the first death
Guaranteed 	of either the Annuitant or joint Annuitant. If either the
Period		Annuitant or joint Annuitant is alive when the guaranteed
		period ends, a percentage of the payment amount will continue to be paid to the Payee. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. The guaranteed period is selected by you and agreed to by us.
		Annuity Payments stop the later of the date the Annuitant or joint Annuitant dies or the date the guaranteed period ends.

Period Certain 	The Payee receives Annuity Payments for a guaranteed period as
		selected by you and agreed to by us. This guaranteed period may not exceed the Annuitant's life expectancy. This option does not guarantee payments for the rest of the Annuitant's life. Annuity payments stop at the end of the guaranteed period.

Default Annuity If you do not choose a basic annuity option at least 30 days
Option		before the latest Annuity Date allowed under the Contract, we
		will make Annuity Payments under the Life Annuity with Guaranteed Period annuity option. The guaranteed period will be equal to 10 years, unless a shorter period is otherwise required under the Code.

PREPAID ANNUITY The prepaid annuity option is a life annuity that provides
OPTION		guaranteed annual lifetime Annuity Payments beginning on the
		Income Payment Start Date. We guarantee that each Accumulation Unit of a Prepaid Annuity Sub-account, once issued, will provide one dollar ($1) of annual lifetime Annuity Payments beginning on the Income Payment Start Date. (Accumulation Units remain outstanding in the event that a Prepaid Annuity Portfolio is either liquidated, reorganized, or shares of another Portfolio are substituted for those of the Prepaid Annuity Portfolio.)

		This annuity option will be available to you only if:

			-	on the Portfolio Termination Date you are
				invested in a Prepaid Annuity Sub-account
				corresponding to the terminating Prepaid
				Annuity Portfolio and your birth year is in
				the birth year range for that corresponding
				Prepaid Annuity Portfolio;
			-	you elect to begin payments under the prepaid
				annuity option prior to the Portfolio
				Termination Date; and
			-	you are alive on the Portfolio Termination
				Date.

		If the Contract is owned by joint Owners, you must designate one of the Owners as the life upon which Annuity Payments under this option will be based. The designated Owner's birth year must fall within the Portfolio's birth year range and the guaranteed income will be based on that Owner's life. For purposes of this annuity option, you are the Annuitant and you cannot designate someone else as the Annuitant, unless your Contract is owned by a non-natural person. If this Contract is owned by a non-natural person, the Annuitant's birth year must fall within the Portfolio's birth year range, and the guaranteed income will be based on the Annuitant's life.

		You may allocate your Contract Value, or a portion of your Contract Value, to the available Prepaid Annuity Sub-accounts at any time prior to the Portfolio Termination Date. Prior to the Portfolio Termination Date of a Prepaid Annuity Sub-account, amounts allocated to the Prepaid Annuity Sub-accounts may be withdrawn or transferred. Any withdrawals or transfers of Accumulation Units from a Prepaid Annuity Sub-account will be calculated in accordance with the "Accumulation Units" section of the Contract. Any withdrawal or transfer from the Prepaid Annuity Sub-accounts will reduce the number of Accumulation Units and thus, reduce the Annuity Payment. Additionally, allocations or transfers to the Prepaid Annuity Sub-accounts will increase the number of Accumulation Units and will increase the Annuity Payment.

Portfolio 	The Owner will receive written notification prior to the
Termination 	Portfolio Termination Date. If our then current or guaranteed
Date		life annuity option would provide higher annual Annuity
		Payments on the Income Payment Start Date than the annual
		Annuity Payment for the prepaid annuity option, we will make
		Annuity Payments under the life annuity option instead.

		Upon receipt of the written notification, the Owner must instruct us to:

			-	apply the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to the prepaid annuity option; or
			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to any other Sub-accounts available under the Contract.

		If we do not receive instructions in Good Order, the Contract Value invested in the Prepaid Annuity Sub-account will be transferred to the money market Sub-account.

Proof Of Age	We will require proof that any Owner's birth year is within
		the birth year range of the particular Prepaid Annuity Sub-account's corresponding Prepaid Annuity Portfolio before making payments under the prepaid annuity option. If it is not consistent, the prepaid annuity option Annuity Payment guarantee will not apply and the Owner must:

			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to a Prepaid Annuity Sub-account appropriate for the Owner's age; or
			-	transfer the entire Contract Value invested in
				the Prepaid Annuity Sub-account corresponding to the terminating Prepaid Annuity Portfolio to any Standard Sub-account offered under the Contract.

		If you transfer the entire Contract Value invested in the terminating Prepaid Annuity Sub-account to any Standard Sub-account, the basic annuity options are still available to you if you choose to annuitize all or a portion of your Contract Value. If we do not receive instructions in Good Order, the Contract Value invested in the Prepaid Annuity Sub- account will be transferred to the money market Sub-account.

Availability	If any of the above conditions are not met, the prepaid
		annuity option will not be available to you. The basic annuity
		options may still apply and be available to you.
===============================================================================
                               DEATH BENEFIT
===============================================================================
DEATH BENEFIT 	The death benefit provisions and the Contract shall in all
PROVISIONS	events be construed in a manner consistent with Section 72(s)
		of the Code.

DEATH BENEFIT	A death benefit will become payable when we receive proof of
		death in Good Order at our  Contract Maintenance  Office.
		Proof of death in Good Order is a certified copy of a death certificate plus written direction from at least one eligible recipient of the death benefit proceeds regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment. The death benefit shall be paid as:

			-	a lump sum payment or a series of withdrawals
				that are completed within five years of the
				date of death; or
			-	Annuity Payments made over the Beneficiary's
				life or life expectancy. The life expectancy election must be made within 60 days from our receipt of proof of death. Annuity Payments must begin within one year from the date of death. Once Annuity Payments begin, they cannot be changed.

		If a person entitled to receive a death benefit dies before the entire death benefit is distributed, we will pay the remaining death benefit to that person's named Beneficiary or, if none, to that person's estate.

DEATH BENEFIT 	The death benefit amount is your Contract Value, as of the
PAYMENT AMOUNT	Business Day it is paid. Your Contract Value will be subject
		to investment performance and applicable charges until the date the death benefit is paid.

DEATH OF 	If the Annuitant is not an Owner and the Annuitant dies before
ANNUITANT PRIOR the Annuity Date, you must designate a new Annuitant. If no
TO THE ANNUITY 	designation is made within 30 days after we are notified of
DATE		the Annuitant's death, the oldest Owner named on the
		application will become the Annuitant.

		If the Contract is owned by a non-natural Owner, the death of the Annuitant will be treated as the death of the Owner. We will pay a death benefit equal to the Contract Value to the:

			-	surviving primary Beneficiary(ies); or if none,
				then
			-	surviving contingent Beneficiary(ies); or if
				none, then
			-	the non-natural Owner.

DEATH OF OWNER 	If any Owner dies before the Annuity Date, we will pay a death
PRIOR TO THE 	benefit equal to the Contract Value to the:
ANNUITY DATE
			-	surviving Owner; or if none, then
			-	surviving primary Beneficiary(ies); or if none,
				then
			-	surviving contingent Beneficiary(ies); or if
				none, then
			-	the estate of the last Owner to die.

		If the Beneficiary, or surviving joint Owner, is the Owner's spouse, the spouse has the option to continue the Contract and will then become the Owner of the Contract.

DEATH OF 	If the Annuitant is not the Owner and dies after the Annuity
ANNUITANT ON OR Date, then we will continue paying any remaining Annuity
AFTER THE 	Payments to the Payee designated by the Owner.
ANNUITY DATE

DEATH OF OWNER 	If the Owner dies after the Annuity Date, then any benefit
ON OR AFTER THE amounts paid after the death of the Owner will depend on which
ANNUITY DATE	annuity option was selected. If the Owner dies while Annuity
		Payments are being paid under an option based on a life, we will pay any remaining Annuity Payments in accordance with that option. We will pay remaining Annuity Payments at least as rapidly as under the annuity option then in effect. The person or entity with the right to receive any remaining
		Annuity Payments is determined as follows:

			-	the surviving Owner or joint Owner; or if none,
				then
			-	the surviving primary Beneficiary(ies); or if
				none, then
			-	the surviving contingent Beneficiary(ies); or
				if none, then
			-	the estate of the last Owner to die.
===============================================================================
                              GENERAL PROVISIONS
===============================================================================

ASSIGNMENT 	Unless restricted by applicable law, you may assign or
		otherwise transfer your rights under the Contract by sending us a signed and dated request. Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice. We are not responsible or liable for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS	All written communications to you will be addressed to you at
		your last known address on file with Symetra Life. All written communications to Symetra Life must be submitted to us at our Contract Maintenance Office.

CONFORMITY WITH The Contract was approved under the authority of the Interstate
INTERSTATE 	Insurance Product Regulation Commission and issued under the
INSURANCE 	Interstate Insurance Product Regulation Commission standards.
PRODUCT 	Any provision of the Contract that on the provision's effective
REGULATION 	date is in conflict with Interstate Insurance Product
COMMISSION 	Regulation Commission standards for this product type is
STANDARDS	hereby amended to conform to the Interstate Insurance Product
		Regulation Commission standards for this product type as of the provision's effective date.

CONTRACT 	We may unilaterally amend the provisions of the Contract as
AMENDMENTS	required to conform to any federal law that affects the
		Contract. Only an authorized officer of Symetra Life may change the Contract. Any change must be in writing. We reserve the right to change the provisions of the Contract to conform to changes in any applicable provisions or requirements of the Code.

ENTIRE CONTRACT The Contract, Contract Data Page, and application, as may be
		amended, and any riders, rider data pages, and endorsements are the entire Contract. All statements made by the applicant for the issuance of the Contract shall, in the absence of fraud, be deemed representations and not warranties.

ESSENTIAL DATA	You and each person entitled to receive benefits under the
		Contract must provide us with any information we need to administer the Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF 	When any payments under the Contract depend upon any person(s)
SURVIVAL	being alive on a given date, we may require satisfactory proof
		that the person is living before making such payments.

INCOME OR 	Currently we do not pay income or other taxes on your Contract.
OTHER TAXES	If we ever incur such taxes, we reserve the right to deduct
		them from your Contract Value.

Additional 	The Contract is subject to requirements found in the Code. It
Tax Information	is intended that the Contract be treated as an "annuity
		contract" for federal income tax purposes. Symetra Life will interpret and administer all sections of the Contract in accordance with Section 72(s) of the Code. Symetra Life reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder.

INCONTEST-	The Contract and any rider(s) or endorsement(s) attached to the
ABILITY		Contract are incontestable as to the material facts of the
		application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from the Contract Date.

		Coverage may be contested on a statement contained in an application made a part of the Contract except on the basis of age and sex. The statement on which the contest is based shall be material to the risk accepted or the hazard assumed by us.

JURISDICTION	In the event of a dispute, the laws of the jurisdiction in
		which the Contract is delivered will apply.

MINIMUM VALUES	The surrender value, the paid-up annuity, and the death
		benefit that may be available will not be less than the minimum that is required by Section 7 of the National Association of Insurance Commissioners Standard Nonforfeiture Law for the Model Variable Annuity Regulation, model #250.

MISSTATEMENT 	We may require satisfactory proof of age or sex at any time.
OF AGE OR SEX	If Annuity Payments are based on life or life expectancy and
		the age or sex of any Annuitant has been misstated, Annuity
		Payments will be recalculated based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will credit interest on underpayments at a rate of 0.1% and charge interest on overpayments at a rate of 0.0%.

NONPARTIC-	The Contract is nonparticipating, which means it will not share
IPATION		in any distribution of profits, losses, or surplus of Symetra
		Life.

REPORTS		At least annually, or more often as required by law, during
		the Accumulation Phase we will furnish you a report showing the beginning and ending dates of the current report period, the Contract Value as of the beginning and ending date of the current reporting period, the death benefit as of the ending date of the current reporting period, and any amounts that have been debited or credited to the Contract Value during the period. The report will also show the number of Accumulation Units of any Prepaid Annuity Sub-accounts you hold at the end of the report period and the related guaranteed annual income. Each report will show information as of a date not more than four months prior to the mailing date. The Owner may request additional reports at no additional fee.

SEPARATE 	The Separate Account holds the assets that underlie the
 ACCOUNT	Purchase Payments invested in the Sub-accounts, including
		Contract Values. The assets in the Separate Account are the property of Symetra Life. The portion of the assets in the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business that we may conduct. Income, gains and losses from assets allocated to the Separate Account are credited to or charged against the Separate Account, without regard to other income, gains or losses of Symetra Life.

		Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of the SEC and applicable state insurance departments. We will notify you of any changes in writing. These changes include, among others, the right to:

			-	transfer assets supporting the Contracts from
				one Sub-account to another or from the
				Separate Account to another separate account;
			-	combine the Separate Account with other
				separate accounts, and/or create new separate
				accounts;
			-	deregister the Separate Account, or operate the
				Separate Account as a management investment company, or as any other form permitted by law;

			-	manage the Separate Account under the direction
				of a committee at any time;
			-	make any changes required by applicable law or
				regulation; and
			-	modify the provisions of the Contract to
				reflect changes to the Sub-accounts and the Separate Account and to comply with applicable law.

		Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.

SUSPENSION OF 	We may be required to suspend or postpone payment of
BENEFIT  	withdrawals, transfers, and benefits from the Sub-accounts for
PAYMENTS, 	any period of time when:
WITHDRAWALS, 		- 	the NYSE is closed (other than customary weekend
OR TRANSFERS		  	or holiday closings);
			- 	trading on the NYSE is restricted;
			- 	an SEC-declared emergency exists such that
				disposal of or determination of the
 				value of the Sub-account shares is not
				reasonably practicable; or
			- 	the SEC, by order, so permits for your
				protection.

TERMINATION 	The Contract will terminate when we have completed all our
OF CONTRACT	duties and obligations under the Contract.

VOTING RIGHTS	Symetra Life is the legal owner of the Portfolios' shares.
		When a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. You, or the Beneficiary of a deceased Owner's account, will have the right to give voting instructions and we will vote in accordance with the instructions we receive from you. We vote Portfolio shares for which no timely instructions are received in proportion to the voting instructions that are received with respect to that Portfolio. For this reason, a small number of voting instructions may control the outcome of a vote. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                      ANNUITY OPTIONS PURCHASE RATE TABLE
===============================================================================
[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table. Annuity improvement scale G is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 1.00%.

           Consideration Required to Purchase $1 of Monthly Annuity*
           ---------------------------------------------------------

 	Life Annuity No	 Life Annuity	Life Annuity 10   100% Joint & Survivor**
 	Period Certain	5 Yrs Certain	 Yrs Certain	 	5 Years	10 Years
 							Life	Certain Certain
Age	Male	Female	Male	Female	Male	Female	Annuity and Life and Life
--------------------------------------------------------------------------------
60	315.82	346.61	316.36	346.91	318.23	347.95	384.71	384.71	384.75
61	307.09	337.79	307.68	338.12	309.75	339.26	376.03	376.03	376.08
62	298.34	328.92	298.98	329.28	301.28	330.54	367.28	367.28	367.34
63	289.55	320.01	290.26	320.41	292.83	321.79	358.45	358.46	358.53
64	280.76	311.06	281.54	311.50	284.42	313.02	349.57	349.57	349.66
65	271.96	302.07	272.83	302.56	276.07	304.24	340.61	340.62	340.73
66	263.18	293.06	264.15	293.59	267.78	295.46	331.61	331.62	331.75
67	254.42	284.01	255.52	284.60	259.59	286.68	322.54	322.56	322.72
68	245.70	274.94	246.95	275.58	251.50	277.92	313.43	313.45	313.66
69	237.06	265.84	238.48	266.56	243.55	269.20	304.29	304.31	304.57
70	228.54	256.73	230.14	257.52	235.76	260.51	295.11	295.14	295.46
71	220.14	247.60	221.93	248.49	228.13	251.89	285.91	285.95	286.35
72	211.87	238.47	213.87	239.48	220.68	243.34	276.70	276.75	277.25
73	203.75	229.36	205.95	230.52	213.42	234.89	267.49	267.55	268.17
74	195.74	220.31	198.16	221.64	206.34	226.58	258.28	258.36	259.13
75	187.83	211.34	190.50	212.86	199.44	218.43	249.10	249.20	250.15
76	180.04	202.47	182.98	204.20	192.74	210.47	239.95	240.07	241.24
77	172.37	193.72	175.60	195.68	186.25	202.70	230.85	231.00	232.42
78	164.84	185.11	168.38	187.31	179.97	195.16	221.81	222.00	223.72
79	157.45	176.60	161.33	179.08	173.92	187.85	212.83	213.06	215.15
80	150.20	168.22	154.46	171.01	168.13	180.79	203.92	204.20	206.73
81	143.11	159.97	147.77	163.10	162.60	174.03	195.09	195.44	198.51
82	136.17	151.87	141.26	155.39	157.36	167.58	186.36	186.78	190.50
83	129.39	143.93	134.95	147.88	152.41	161.47	177.74	178.26	182.75
84	122.78	136.17	128.84	140.59	147.76	155.73	169.24	169.87	175.28
85	116.32	128.59	122.93	133.56	143.40	150.34	160.87	161.65	168.11
86	110.02	121.21	117.25	126.80	139.32	145.30	152.65	153.60	161.26
87	103.87	114.04	111.80	120.34	135.52	140.61	144.58	145.76	154.73
88	 97.87	107.09	106.60	114.20	131.97	136.24	136.68	138.13	148.53
89	 92.12	100.45	101.68	108.42	128.71	132.22	129.01	130.79	142.72
90	 86.62	 94.14	 97.04	102.99	125.76	128.60	121.59	123.72	137.35
91	 81.36	 88.15	 92.65	 97.88	123.17	125.40	114.40	116.93	132.50
92	 76.34	 82.46	 88.46	 93.04	120.95	122.68	107.45	110.37	128.25
93	 71.53	 77.05	 84.43	 88.40	119.15	120.45	100.69	104.01	124.69
94	 66.78	 71.76	 80.52	 83.92	117.73	118.69	 94.00	 97.79	121.79
95	 62.04	 66.51   76.78	 79.65	116.63	117.32	 87.36	 91.77	119.49
96	 57.25   61.25	 73.30	 75.65	115.81	116.29	 80.72   86.03	117.74
97	 52.36	 55.88	 70.14	 72.04	115.22	115.54	 74.05	 80.68	116.44
98	 47.34	 50.37	 67.43	 68.92	114.82	115.01	 67.38	 75.90	115.54
99	 42.66	 45.27	 65.24	 66.41	114.56	114.68	 61.15	 71.92	114.96
100	 38.36	 40.60	 63.51	 64.42	114.41	114.47	 55.40	 68.66	114.61
101	 34.50	 36.45	 62.15	 62.86	114.33	114.36	 50.21	 66.03	114.42

*	The consideration shown refers to the net value of the Contract used to purchase a fixed
	annuity after any applicable taxes or charges are deducted. For example, if the Annuitant
	is a 65-year old male, a life annuity that provides a guaranteed monthly income of
	$1,000 will cost $271,960.
**	Annuitant and joint Annuitant are assumed to be the same age.]

===================================================================================
                     ANNUITY OPTIONS PURCHASE RATE TABLE
===================================================================================

[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality
Table blended 20% Male and 80% Female. Annuity improvement scale G blended 20% Male and 80% Female is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity
Purchase Rate Table is 1.00%.

           Consideration Required to Purchase $1 of Monthly Annuity*
	   ---------------------------------------------------------


			  Life	     Life	    100% Joint & Survivor**
			 Annuity    Annuity		  5 Years     10 Years
Age of		Life	 5 Years    10 Years    Life	  Certain &  Certain &
Annuitant	Annuity	 Certain    Certain    Annuity      Life       Life
-----------------------------------------------------------------------------
55		383.93	  384.15     384.91     432.45     432.45     432.46
56		375.37	  375.61     376.44	424.20	   424.20     424.21
57		366.76	  367.03     367.93	415.87	   415.87     415.89
58		358.10	  358.39     359.39	407.46	   407.46     407.48
59		349.40	  349.71     350.80	398.98	   398.98     399.00
60		340.63	  340.98     342.18	390.41	   390.41     390.44
61		331.82	  332.20     333.52	381.77	   381.77     381.81
62		322.97	  323.38     324.84	373.05	   373.05     373.10
63		314.08	  314.53     316.13	364.26	   364.26     364.31
64		305.15	  305.65     307.42	355.40	   355.40     355.46
65		296.19	  296.75     298.71	346.47	   346.47     346.55
66		287.22	  287.83     290.02	337.47	   337.48     337.57
67		278.22	  278.90     281.34	328.41	   328.42     328.54
68		269.21	  269.97     272.70	319.30	   319.31     319.46
69		260.20	  261.04     264.11	310.13	   310.15     310.33
70		251.19	  252.13     255.59	300.91	   300.93     301.17
71		242.19	  243.24     247.15	291.66	   291.68     291.98
72		233.22	  234.41     238.81	282.37	   282.40     282.77
73		224.29	  225.63     230.58	273.05	   273.10     273.57
74		215.42	  216.96     222.51	263.73	   263.79     264.38
75		206.65	  208.39     214.60	254.42	   254.50     255.24
76		197.99	  199.95     206.88	245.14	   245.23     246.15
77		189.45	  191.65     199.36	235.89	   236.01     237.14
78		181.06	  183.51     192.07	226.69	   226.84     228.23
79		172.77	  175.52     185.01	217.54	   217.72     219.44
80		164.62	  167.68     178.21	208.45	   208.67     210.78
81		156.60	  160.02     171.69	199.42	   191.79     202.29
82		148.74	  152.55     165.49	190.48	   190.83     194.01
83		141.03	  145.28     159.62	181.65	   182.08     185.98
84		133.50	  138.23     154.09	172.92	   173.45     178.22
85		126.14	  131.42     148.91	164.33	   164.99     170.77
86		118.98	  124.88     144.07	155.88	   156.70     163.63
87		112.01	  118.62     139.56	147.58	   148.61     156.82
88		105.25	  112.66     135.35	139.45	   140.75     150.34
89		 98.79	  107.06     131.49	131.57	   133.18     144.26
90		 92.63	  101.79     128.01	123.94	   125.89     138.64
91		 86.79	   96.82     124.93	116.56	   118.88     133.56
92		 81.24	   92.11     122.31	109.42	   112.12     129.10
93		 75.95	   87.59     120.18	102.49	   105.57     125.34
94		 70.76	   83.22     118.48	 95.65	    99.18     122.29
95		 65.61	   79.06     117.17	 88.85	    92.98     119.86
96		 60.45	   75.17     116.18	 82.07	    87.06     117.99
97		 55.17	   71.64     115.47	 75.26	    81.55     116.62
98		 49.75	   68.60     114.97	 68.45	    76.61     115.65
99		 44.74	   66.17     114.65	 62.09	    72.50     115.03
100		 40.14	   64.23     114.46	 56.23	    69.12     114.65
101	 	 36.05	   62.71     114.35	 50.96	    66.39     114.44

*	The consideration shown refers to the net value of the Contract used to
	purchase a fixed annuity after any applicable taxes or charges are
	deducted. For example, if the Annuitant is a 65-year old, a life
	annuity that provides a guaranteed monthly income of $1,000 will
	cost $296,190.
**	Annuitant and joint Annuitant are assumed to be the same age.]


	      INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY [Symetra Financial logo]

				Symetra Life Insurance Company
[	Home Office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135]
		[Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388] | [www.symetra.com]